ACURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  April 15, 2015
(date of earliest event reported)

GREEN ENDEAVORS, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERETAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On April 15, 2015 Scott C. Coffman submitted his resignation as a Director of the Green Endeavors Inc. (the “Company”) and as the Chief Financial Officer of the Company.  The resignation was effective immediately.  Mr. Coffman has no disagreements with management or the company and will be available on a limited basis to assist the Company in its transition in hiring a new CFO.

ITEM 8.01   OTHER EVENTS

ITEM 9.01   Financial Statements and Exhibits
The following exhibits are included as part of this report:

Exhibit No.	Page No.	Description
17	3	Resignation Letter of Scott C Coffman dated April 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 17th day of April, 2015.

 Green Endeavors, Inc.

/s/ Richard Surber
Richard Surber, CEO & President